MEDIA FREQUENTLY ASKED QUESTIONS

Cadence Financial Corporation agrees to be acquired
by Community Bancorp

1.
Who is Community Bancorp ?
Community Bancorp  is a bank holding company, headquartered in Houston, Texas.  CBC has raised equity capital commitments in excess of $900 million for the purpose of making investments in the U.S. banking sector, with a particular focus on community banks that are well positioned to benefit from the equity capital and industry expertise CBC can provide.

CBC has a highly experienced Board of Directors and management team led by Paul B. Murphy, Jr., Chief Executive Officer and Director. Mr. Murphy was Chief Executive Officer and President of Amegy Bank of Texas, an $11 billion bank headquartered in Houston, Texas, until joining CBC. He is a director of the Mississippi State University Foundation, Federal Reserve Bank of Dallas, Houston branch, and Hines Real Estate Investment Trust.

2.
Who will manage Cadence Bank after the close of the merger?
The current management team will continue to lead Cadence Bank with the new financial resources that CBC brings to the bank.  CBC’s management team is very pleased to enter into this definitive agreement. Cadence has a talented management team and highly dedicated employees.

3.	What will happen to your employees with this merger? Cadence Bank will continue to retain employees and anticipates needing more talented employees as we move forward.

4.
What does this mean to the community?
With the additional capital, Cadence Bank will continue to support the communities that it operates in by providing loan, deposit and investment products. Cadence will also continue its strong commitment and involvement in community support and activities.

5.
Why did you accept the CBC offer?
CBC’s offer of $2.50 per share in cash provides a higher value per share compared to the other offer. The CBC offer was a cash offer, not subject to market fluctuations. In addition, Cadence will retain its bank charter, name, employees and strong community commitments.

6.	When do you think the transaction will close? It is anticipated that this transaction will close by year-end or early first quarter 2011.

7.
Will you have a shareholders meeting?
Yes, Cadence will have a shareholders meeting late in the fourth quarter. Proxies will be mail to shareholders approximately twenty days prior to the meeting. Proxy material will contain detailed information regarding this transaction.

8.
What happens to Cadence stock going forward?
Cadence shareholders will receive $2.50 per share in cash in exchange for their Cadence shares. At the conclusion of the transaction, Cadence will become a wholly owned subsidiary of Community Bancorp.

9.	What happens next? CBC will begin filing applications for regulatory approval immediately. Cadence will be preparing a proxy for its shareholders to be followed by its shareholders meeting.

10.
What if the previous company, Trustmark, comes back with an additional offer?
We do not expect that to happen. Our Board has been thorough in its evaluation of this transaction and its process. Trustmark is an excellent company. Our focus now will be turned to maximizing our relationship with CBC.

11.
Why is Cadence attractive to CBC?
Cadence has a 125 year old banking company with approximately 40,000 customers. The Bank has a solid operations platform that CBC intends to use as the backbone to continue serving its existing customer base and growing new relationships. CBC is impressed by the vibrant business community in Cadence’s core franchise in the Golden Triangle in Mississippi and looks forward to partnering with Cadence.

COMMUNITY BANCORP FACT SHEET

What is Community Bancorp?
•	Community Bancorp LLC (“CBC”) is bank holding company, headquartered in Houston, Texas
•	CBC was organized by William B. Harrison, Jr. and Robert K. Steel (members of our Board of Directors)
•	CBC’s Management Team and Board are experienced executives with a track record of successfully managing financial institutions through various market cycles

How Much Money Does CBC Have?
•	CBC has raised equity capital commitments in excess of $900 million
•
The commitments will be used to make investments in the U.S. banking sector, with a particular focus on community banks that are well positioned to benefit from the equity capital and industry expertise CBC can provide

Who are CBC’s Investors?
•	CBC’s capital comes primarily from long-term oriented investors such as public and private pension plans, foundations, endowments, and insurance companies
•	In addition, each member of the Management Team and Board has made a substantial personal investment in CBC

Who is CBC’s Management Team?
•	Paul B. Murphy, Jr. – President and Chief Executive Officer; Director
o	Amegy Bank – CEO (2000-2009), COO (1996-2000), EVP (1990-1996), and Director (1994-2009)
▪	Expanded from $50mm in assets and 1 location in 1990 to $11bn in assets and 85 locations today
▪	Grew in existing markets and new markets through organic growth and 8 acquisitions
▪	Sold to Zions Bancorporation in 2005 for 4.1x TBV, generating a 36x return and 15 year IRR of 25%+ for Amegy’s initial investors
•	R. John McWhorter – Chief Financial Officer
o	Bank of Houston – CFO (2006-2010)
o	Republic National Bank – CFO (2003-2006)
o	Amegy Bank – SVP and Controller (1990-2003)
•	Stanley D. Levy – Chief Risk Officer
o	The Morgan Group – COO, CFO, Partner (2001-2009)
o	JPMorgan Chase – Managing Director (1985-2001)
•	Frank D. Cox, Jr. – Chief Information Officer
o	Amegy Bank – CIO (1992-2006)

Who is on CBC’s Board?
•	William B. Harrison, Jr. – Chairman
o	Former Chairman and CEO – JPMorgan Chase
•	Robert K. Steel – Vice Chairman
o	Deputy Mayor for Economic Development – New York City
o	Former President and CEO – Wachovia
o	Former Under Secretary for Domestic Finance – US Treasury
o	Former Vice Chairman– Goldman Sachs
•	Marc J. Shapiro
o	Former Vice Chairman for Finance and Risk Management – JPMorgan Chase, Chase Manhattan, Chemical Bank
•	Scott M. Stuart
o	Founding Partner – Sageview Capital
o	Former Partner – Kohlberg Kravis Roberts & Co.
•	J. Richard Fredericks
o	Former Senior Managing Director – Montgomery Securities
o	Former U.S. Ambassador – Switzerland and Liechtenstein
•	Paul B. Murphy, Jr
o	President and CEO – Community Bancorp

OTHER INFORMATION

In connection with the proposed transaction, Cadence intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a proxy statement to its shareholders.  CADENCE SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING CADENCE, CBC, THE PROPOSED TRANSACTION AND RELATED MATTERS.  You may obtain copies of all documents regarding this proposed transaction and other documents filed by Cadence with the SEC, free of charge, at the SEC’s website (www.sec.gov) or by sending a request to Cadence Financial Corporation, 301 East Main Street, Starkville, Mississippi 39760, or by calling Cadence at 662-323-1341.

Cadence and its directors and officers may be deemed to be participants in the solicitation of proxies from the shareholders of Cadence in respect of the proposed transaction. Information regarding the officers and directors of Cadence is available in Cadence’s definitive proxy statement filed with the SEC on April 16, 2010. Additional information regarding the interests of such potential participants will also be included in the definitive proxy statement for the proposed transaction and the other relevant documents filed with the SEC.

This notice shall not constitute an offer to sell or the solicitation of an offer to buy securities in any state or jurisdiction.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking.  These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases.  Accordingly, these statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them.  Our actual results could differ materially from those anticipated in such forward-looking statements, including as a result of factors outside CBC’s or Cadence’s control, such as economic and other conditions in the markets in which CBC and Cadence operate; inability to complete the transaction announced today; managements’ ability to effectively execute their respective business plans, including any changes in management or employees; regulatory enforcement actions to which Cadence is currently and may in the future be subject; changes in capital classification; changes in the economy affecting real estate values; inability to attract and retain deposits; changes in the level of non-performing assets and charge-offs; changes in the financial performance and/or condition of borrowers; inflation, interest rate, cost of funds, securities market and monetary fluctuations; changes in laws and regulations; and competition. All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.